Consent of Independent Registered Public Accounting Firm

We have issued our report dated June 24, 2011, with respect to the financial statements and supplemental schedule included in the Annual Report of the AVX Corporation Retirement Plan on Form 11-K for the year ended December 31, 2010. We hereby consent to the incorporation by reference of said report in the Registration Statement of AVX Corporation on Form S-8 (File No. 33-98114, effective October 13, 1995) and the Registration Statement of Kyocera Corporation on Form S-8 (File No. 33-98132, effective October 10, 1995).

/S/ Grant Thornton LLP

Columbia, South Carolina
June 24, 2011